UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
February 16, 2007

THE COMMERCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-13672	04-2599931
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification
of incorporation)		No.)

211 Main Street, Webster, Massachusetts 01570
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Commerce Group, Inc.
Form 8-K
February 23, 2007

Section 5.  Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting on February 16, 2007, the Compensation Committee of the Company’s Board of Directors, pursuant to the 2002 Amended and Restated Incentive Compensation Plan, awarded restricted stock units to the named executive officers as follows:

Named Executive Officer	Restricted Stock Units Awarded

Gerald Fels, Chief Executive Officer	98,503
Randall V. Becker, Chief Financial Officer	29,918
James A. Ermilio	46,059
Arthur J. Remillard, III	36,560

The restricted stock units are subject to a five year, cliff-vesting schedule. Once vested, the named executive officers will receive the shares entitled by the restricted stock units, net of their related tax obligation, only after separation of employment with the Company followed by a six month period. During the period until the shares are issued, the named executive officer will receive a payment equivalent to any dividends declared and paid by the Company on its common stock.

A copy of the form of this award is attached as Exhibit 10.44 to this Form 8-K.

Section 9.  Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

10.44  Form of Restricted Stock Unit Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMERCE GROUP, INC.
February 23, 2007

/s/ Robert E. McKenna
Robert E. McKenna
Vice President, Treasurer and Chief Accounting Officer